FIXED   EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: VIRTUS ASSET TRUST
File Number: 811-07705
Registrant CIK Number: 0001018593
December 31, 2017
Sub-Item 77Q3

 Seix Core Bond Fund Series  61   Class A Class C Class I Class
R Class R6
 72DD1/72DD2 $116   $2,512  $30  $35
 73A1/73A2 $0.1200  $0.1300 $0.1000 $0.1500
   73C $0.0300  $0.0300 $0.0300 $0.0300
   The other distributions are from return of capital.  The
actual distributions are as follows: $28   $554  $9  $7
 74U1/74U2 793,633   17,500,448  296,419  308,421
 74V1/74V2 $10.63  $10.63 $10.64 $10.63
Seix Corporate Bond Fund Series  40   Class A Class C Class I
Class R Class R6
   72DD1/72DD2 $9  $89  $210
   73A1/73A2 $0.1600 $0.1100 $0.1800
   74U1/74U2 41,424  747,259  960,634
   74V1/74V2 $8.76 $8.72 $8.73
Seix Floating Rate High Income Fund Series  60   Class A Class C
Class I Class R Class R6
   72DD1/72DD2 $3,895  $1,399  $147,478   $46,287
   73A1/73A2 $0.2600 $0.2200 $0.2800  $0.2900
   74U1/74U2 13,054,777  5,922,511  522,506,536   146,766,164
   74V1/74V2 $8.70 $8.70 $8.70  $8.71
Seix Georgia Tax-Exempt Bond Fund Series  14   Class A Class C
Class I Class R Class R6
   72DD1/72DD2 $65   $1,889
   73A1/73A2 $0.2200  $0.2300
   74U1/74U2 284,448   8,145,412
   74V1/74V2 $10.59  $10.57
Seix High Grade Municipal Bond Fund Series  13   Class A Class C
Class I Class R Class R6
   72DD1/72DD2 $192   $1,431
   73A1/73A2 $0.2200  $0.2300
   74U1/74U2 684,828   6,341,833
   74V1/74V2 $11.94  $11.93
Dynamic Trend Fund  Class A Class B Class C Class I Class R6
   72DD1/72DD2 $0  $0  $0  $0  $0
fund merged away in Feb 2016   73A1/73A2 $0.0000 $0.0000 $0.0000
$0.0000 $0.0000
   74U1/74U2 0  0  0  0  0
   74V1/74V2 $0.00 $0.00 $0.00 $0.00 $0.00
Seix High Income Fund Series  38   Class A Class C Class I Class
R Class R6
   72DD1/72DD2 $1,751   $19,341  $557  $233
   73A1/73A2 $0.2800  $0.2900 $0.2700 $0.3000
   73C $0.0000  $0.0000 $0.0000 $0.0000
   The other distributions are from return of capital.  The
actual distributions are as follows: $15   $165  $5  $2
   74U1/74U2 4,530,546   59,900,727  1,863,093  904,952
   74V1/74V2 $6.53  $6.52 $6.53 $6.52
Seix High Yield Fund Series  53   Class A Class C Class I Class
R Class R6
   72DD1/72DD2 $165   $16,760  $4  $1,714
   73A1/73A2 $0.3000  $0.3200 $0.3000 $0.3300
   73C $0.0200  $0.0200 $0.0200 $0.0200
   The other distributions are from return of capital.  The
actual distributions are as follows: $12   $1,158  $0  $116
   74U1/74U2 586,200   47,935,611  14,138  5,351,315
   74V1/74V2 $8.21  $8.41 $8.41 $8.42
Seix Investment Grade Tax-Exempt Bond Fund Series  62   Class A
Class C Class I Class R Class R6
   72DD1/72DD2 $285   $9,894
   73A1/73A2 $0.2200  $0.2300
   74U1/74U2 942,022   39,545,082
   74V1/74V2 $11.75  $11.73
Seix Limited Duration Fund Series  54   Class A Class C Class I
Class R Class R6
   72DD1/72DD2   $62
   73A1/73A2   $0.0900
   74U1/74U2   688,725
   74V1/74V2   $9.86
Seix North Carolina Tax-Exempt Bond Fund Series  55   Class A
Class C Class I Class R Class R6
   72DD1/72DD2 $32   $354
   73A1/73A2 $0.1600  $0.1700
   74U1/74U2 142,254   2,064,815
   74V1/74V2 $10.09  $10.12
Seix Short-Term Bond Fund Series  65   Class A Class C Class I
Class R Class R6
   72DD1/72DD2 $16  $2  $230
   73A1/73A2 $0.0700 $0.0100 $0.0800
   73C $0.0100 $0.0100 $0.0100
   The other distributions are from return of capital. The actual distributions are as follows: $2 $1 $21
   74U1/74U2 223,280  127,097  802,692
   74V1/74V2 $9.90 $9.89 $9.86
Seix Short-Term Municipal Bond Fund Series  32   Class A Class C
Class I Class R Class R6
   72DD1/72DD2 $10   $203
   73A1/73A2 $0.0500  $0.0700
   74U1/74U2 178,169   3,156,544
   74V1/74V2 $9.91  $9.91
Seix Total Return Bond Fund Series  51   Class A Class C Class I
Class R Class R6
   72DD1/72DD2 $186   $7,704  $229  $1,379
   73A1/73A2 $0.0900  $0.1000 $0.0600 $0.1100
   73C $0.0600  $0.0600 $0.0600 $0.0600
   The other distributions are from return of capital.  The
actual distributions are as follows: $110   $3,981  $192  $641
   74U1/74U2 1,228,354   65,374,237  3,067,471  13,925,823
   74V1/74V2 $10.77  $10.42 $10.42 $10.42
Seix U.S. Government Securities Ultra-Short Bond Fund Series 44 Class A Class C Class I Class R Class R6
   72DD1/72DD2   $11,911   $549
   73A1/73A2   $0.0900  $0.1000
   73C   $0.0100  $0.0100
   The other distributions are from return of capital.  The
actual distributions are as follows:   $1,767   $72
   74U1/74U2   134,104,995   4,294,739
   74V1/74V2   $10.01  $10.03
Seix U.S. Mortgage Fund Series  17   Class A Class C Class I
Class R Class R6
   72DD1/72DD2 $30  $15  $200
   73A1/73A2 $0.1100 $0.0500 $0.1300
   73C $0.0600 $0.0600 $0.0600
   The other distributions are from return of capital. The actual distributions are as follows: $18 $22 $103
   74U1/74U2 231,439  335,123  1,707,587
   74V1/74V2 $11.09 $11.11 $11.11
Seix Ultra-Short Bond Fund Series  43   Class A Class C Class I
Class R Class R6
   72DD1/72DD2   $740
   73A1/73A2   $0.1100
   74U1/74U2   5,972,907
   74V1/74V2   $9.97
Seix Virginia Intermediate Municipal Bond Fund Series  30
Class A Class C Class I Class R Class R6
   72DD1/72DD2 $63   $775
   73A1/73A2 $0.1600  $0.1800
   74U1/74U2 351,803   3,947,539
   74V1/74V2 $9.53  $9.53


EQUITY
VIRTUS CEREDEX LARGE-CAP VALUE EQUITY FUND Series 64 Class A Class C Class I Class R Class R6
   72DD1/72DD2 $3,620  $125  $17,469   $5,496
   73A1/73A2 $0.2000 $0.1200 $0.2400  $0.2800
   74U1/74U2 19,953,183  1,124,264  79,549,528   20,507,966
   74V1/74V2 $16.20 $15.78 $16.35  $16.41
VIRTUS CEREDEX MID-CAP VALUE EQUITY FUND Series 39 Class A Class C Class I Class R Class R6
   72DD1/72DD2 $1,936  $99  $19,862   $4,155
   73A1/73A2 $0.0800 $0.0300 $0.1200  $0.1500
   74U1/74U2 25,650,580  4,012,394  172,827,353   30,670,180
   74V1/74V2 $12.50 $12.18 $12.66  $12.67
VIRTUS CEREDEX SMALL-CAP VALUE EQUITY FUND Series 22 Class A Class C Class I Class R Class R6
   72DD1/72DD2 $1,424  $197  $9,199
   73A1/73A2 $0.1600 $0.1100 $0.1800
   74U1/74U2 9,948,828  2,002,973  56,238,616
   74V1/74V2 $11.53 $10.31 $11.98
VIRTUS SILVANT LARGE-CAP GROWTH STOCK FUND Series 63 Class A Class C Class I Class R Class R6
   72DD1/72DD2
   73A1/73A2
   74U1/74U2 11,478,694  15,275,391  3,269,703   61,116
   74V1/74V2 $5.49 $2.42 $7.53  $7.59
VIRTUS SILVANT SMALL-CAP GROWTH STOCK FUND Series 24 Class A Class C Class I Class R Class R6
   72DD1/72DD2
   73A1/73A2
   74U1/74U2 987,776  1,676,452  2,121,619
   74V1/74V2 $6.92 $2.58 $8.78
VIRTUS WCM INTERNATIONAL EQUITY FUND Series 19 Class A Class C Class I Class R Class R6
   72DD1/72DD2 $15   $82   $13
   73A1/73A2 $0.0100  $0.0100  $0.0200
   74U1/74U2 1,560,400   5,817,769   766,361
   74V1/74V2 $11.90  $12.09  $12.11
VIRTUS ZEVENBERGEN INNOVATIVE GROWTH STOCK FUND Series 49 Class A Class C Class I Class R Class R6
   72DD1/72DD2
   73A1/73A2
   74U1/74U2 274,751   835,474
   74V1/74V2 $19.96  $21.10
VIRTUS CONSERVATIVE ALLOCATION STRATEGY FUND Series 45 Class A Class C Class I Class R Class R6
   72DD1/72DD2 $136  $199  $391
   73A1/73A2 $0.2700 $0.1700 $0.3000
   74U1/74U2 566,248  1,221,267  1,356,430
   74V1/74V2 $11.85 $11.70 $11.83
VIRTUS GROWTH ALLOCATION STRATEGY FUND Series 34 Class A Class C Class I Class R Class R6
   72DD1/72DD2 $183  $105  $720
   73A1/73A2 $0.1300 $0.1000 $0.1300
   74U1/74U2 1,586,356  1,207,228  6,158,699
   74V1/74V2 $9.50 $9.19 $9.57